Exhibit T3E.3
LETTER OF INSTRUCTIONS TO BENEFICIAL OWNERS
Vitro, S.A.B. de C.V.
Offer to Purchase and Offer to Exchange and Consent Solicitation Relating to
$300,000,000 Aggregate Principal Amount of 8.625% Senior Notes due 2012,
$216,000,000 Aggregate Principal Amount of 11.75% Senior Notes due 2013 and
$700,000,000 Aggregate Principal Amount of 9.125% Senior Notes due 2017

THE TENDER OFFER AND THE EXCHANGE OFFER AND CONSENT SOLICITATION EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON DECEMBER 1, 2010, UNLESS EXTENDED BY US (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”). ANY TENDER OF OLD NOTES IN THE TENDER OFFER PROVIDED AFTER THE DATE OF THE STATEMENT IS IRREVOCABLE AND MAY NOT BE WITHDRAWN AND ANY EXCHANGE OF OLD NOTES AND CONSENTS PROVIDED IN THE EXCHANGE OFFER AND CONSENT SOLICITATION AFTER THE DATE OF THE STATEMENT ARE IRREVOCABLE AND MAY NOT BE WITHDRAWN, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE STATEMENT.
November 1, 2010
To Our Clients:
          Enclosed for your consideration are a solicitation statement dated November 1, 2010 (as the same may be amended or supplemented from time to time, the “Statement”) and a form of Letter of Transmittal (the “Letter of Transmittal”) to be considered in conjunction with this Letter of Instructions (as the same may be amended or supplemented from time to time, the “Letter of Instructions”) relating to (1) the Tender Offer (as described in the Statement) by Vitro, S.A.B. de C.V. (the “Company”) and Administración de Inmeubles Vitro, S.A. de C.V. (“AIV”), a wholly-owned subsidiary of the Company, as co-offerors in the Tender Offer and (2) the Exchange Offer and Consent Solicitation (as described in the Statement) by the Company from holders of record as of 5:00 p.m., New York Ctiy time, on November 1, 2010 (the “Record Date”) of the Company’s 8.625% Senior Notes due 2012 (the “2012 Notes”), the 11.75% Senior Notes due 2013 (the “2013 Notes”) and the 9.125% Senior Notes due 2017 (the “2017 Notes” and, together with the 2012 Notes and the 2013 Notes, the “Old Notes”) to the approval of the Concurso Plan (as described in the Statement), pursuant to which the Company would exchange all of the outstanding Restructured Debt for the Restructuring Consideration (each as described in the Statement) on a pro rata basis. Capitalized terms used but not defined herein have the meanings given to them in the Statement.
          If you are choosing to tender Old Notes in the Tender Offer, please follow the procedure below:
•	Execute and notarize this Letter of Instructions in Section I, and check box 1;

•	Provide the relevant details about special payment instructions, if any, and about yourself and your accounts in Section II.A.1 or II.A.2, as applicable;

•	Indicate in Section II.A.3 the aggregate principal amount of the Old Notes and the bid price you wish to submit;

•	Make sure you received and reviewed the Statement;

•	If you believe you have received any incorrect or incomplete documents, including this Letter of Instructions, contact your broker, dealer nominee or other person who sent you these materials immediately; and

•	Return all pages of the completed Letter of Instructions to your broker, dealer, nominee or other person who sent you these materials.
          If you are choosing to tender Old Notes in the Tender Offer and to submit any such Old Notes that are not accepted for payment in the Tender Offer for exchange in the Exchange Offer and Consent Solicitation, please follow the procedure below:
•	Execute and notarize this Letter of Instructions in Section I, and check box 2;

•	Provide the relevant details about special payment instructions, if any, and about yourselves and your accounts in Section II.A.1 or II.A.2, as applicable;

•	Indicate in Section II.A.3 the aggregate principal amount of the Old Notes and the bid price you wish to submit;

•	Make sure you received and reviewed the Statement;

•	If you believe you have received any incorrect or incomplete documents, including this Letter of Instructions, contact your broker, dealer nominee or other person who sent them these materials immediately; and

•	Return all pages of the completed Letter of Instructions to your broker, dealer, nominee or other person who sent you these materials.
          If you are choosing to exchange Old Notes in the Exchange Offer and Consent Solicitation, please follow the procedure below:
•	Execute and notarize this Letter of Instructions in Section I, and check box 3;

•	Provide the relevant details about special payment instructions, if any, and about yourself and your accounts in Section III.A.1 or III.A.2, as applicable;

•	Indicate in Section III.A.3 the aggregate principal amount of the Old Notes that you wish to submit;

•	Make sure you received and reviewed the Statement;

•	If you believe you have received any incorrect or incomplete documents, including this Letter of Instructions, contact your broker, dealer nominee or other person who sent you these materials immediately; and

•	Return all pages of the completed Letter of Instructions to your broker, dealer, nominee or other person who sent you these materials.
          IT IS RECOMMENDED THAT YOU DELIVER THESE INSTRUCTIONS TO THE HOLDER OF RECORD WITH SUFFICIENT TIME SO THAT YOUR INSTRUCTIONS MAY BE PROCESSED PRIOR TO THE DEADLINE FOR DELIVERY. PLEASE CONFIRM ALL DEADLINES WITH SUCH PERSON. IF THE COMPLETED INSTRUCTIONS ARE NOT RECEIVED IN A TIMELY MANNER, YOUR OLD NOTES MAY NOT BE SUBMITTED PRIOR TO THE EXPIRATION TIME.
          IF YOU HAVE ANY QUESTIONS REGARDING THE TENDER OFFER OR THE EXCHANGE OFFER AND CONSENT SOLICITATION OR THIS LETTER OF INSTRUCTIONS, PLEASE CALL THE DEPOSITARY OR THE INFORMATION AND EXCHANGE AGENT, AS APPLICABLE, AT ITS PHONE NUMBER LISTED ON THE BACK COVER OF THE STATEMENT.

          This material is being forwarded to you as the beneficial owner of Old Notes held by us for your account but not registered in your name. Delivery of Old Notes and consent may be made by us as the holder of record and only pursuant to your instructions.
          Accordingly, we request instructions as to whether you wish us to (i) tender to the Company and AIV for purchase in the Tender Offer the aggregate principal amount of Old Notes indicated in the boxes in Section II.A.3 entitled “Bid Price for 2012 Notes,” “Bid Price for 2013 Notes” and “Bid Price for 2017 Notes,” as applicable, (ii) tender to the Company and AIV for purchase in the Tender Offer and submit to the Company any such Old Notes that are not accepted for payment in the Tender Offer for exchange in the Exchange Offer and Consent Solicitation in the aggregate principal amount of Old Notes indicated in the boxes in Section II.A.3 entitled “Bid Price for 2012 Notes,” “Bid Price for 2013 Notes” and “Bid Price for 2017 Notes,” as applicable, or (iii) submit to the Company for exchange in the Exchange Offer and Consent Solicitation the aggregate principal amount of Old Notes indicated in the box in Section III.A.3 under the heading “Amounts of Old Notes Exchanged in the Exchange Offer and Consent Solicitation,” with respect to any of the Old Notes held by us for your account. If you wish to have us do so, please so instruct us by completing, signing and returning to us the instruction form that appears on the reverse side hereof.
          If you fail to elect either option, whether by not submitting the Letter of Transmittal or failing to indicate your election in a submitted Letter of Transmittal, you will not receive the Tender Offer Consideration or the Consent Payment (each as described in the Statement). However, the Convenio Concursal (as described in the Statement), if approved and consummated, will bind all holders of the Old Notes, regardless of whether or how you voted with respect to the Concurso Plan in the consent solicitation or otherwise.

INSTRUCTIONS TO HOLDER(S) OF RECORD
          The undersigned acknowledges receipt of the Statement and the enclosed material referred to therein relating to the Tender Offer by the Company and AIV and the Exchange Offer and Consent Solicitation by the Company from holders of record as of the Record Date of the Old Notes to the approval of the Concurso Plan, which contemplates the exchange of the Old Notes for the Note Restructuring Consideration on a pro rata basis (as described in the Statement).
          This will instruct you to (i) tender to the Company and AIV for purchase in the Tender Offer the aggregate principal amount of Old Notes indicated in the boxes in Section II.A.3 entitled “Bid Price for 2012 Notes,” “Bid Price for 2013 Notes” and “Bid Price for 2017 Notes,” as applicable, (ii) tender to the Company and AIV for purchase in the Tender Offer and submit to the Company any such Old Notes that are not accepted for payment in the Tender Offer for exchange in the Exchange Offer and Consent Solicitation in the aggregate principal amount of Old Notes indicated in the boxes in Section II.A.3 entitled “Bid Price for 2012 Notes,” “Bid Price for 2013 Notes” and “Bid Price for 2017 Notes,” as applicable, or (iii) submit to the Company for exchange in the Exchange Offer and Consent Solicitation the aggregate principal amount of Old Notes indicated in the box in Section III.A.3 under the heading “Amounts of Old Notes Exchanged in the Exchange Offer and Consent Solicitation.”
          Unless otherwise indicated in Section II.A.2 in the case of the Tender Offer or in Section III.A.2 in the case of the Exchange Offer and Consent Solicitation, the Depositary or the Information and Exchange Agent, as applicable, will deliver the Tender Offer Consideration and/or the Note Consent Payment, the Restructuring Cash Payment or the Restructuring Fee (each as described in the Statement), as applicable, to the undersigned at the address set forth in Section II.A.1. Consenting holders should indicate, in the applicable box, the name and address to which the Tender Offer Consideration and/or the Note Consent Payment, the Restructuring Cash Payment or the Restructuring Fee, as applicable, are to be issued or sent, if different from the name and address of the person submitting this Letter of Instructions. In the case of issuance or payment in a different name, the tax identification number of the person named must also be indicated and an IRS Form W-9 for such recipient must be completed in addition to the IRS Form W-9 provided by the consenting holder. An IRS Form W-9 may be obtained on the Internal Revenue Service website at www.irs.gov. If no such instructions are given, the Tender Offer Consideration and/or the Note Consent Payment, the Restructuring Cash Payment or the Restructuring Fee, as applicable, will be sent to the name and address of the person signing this Letter of Instructions.
Section I.     Confirmations
          I, the undersigned beneficial owner or intermediary, hereby represent, warrant and undertake to the Company, the Depositary or the Information and Exchange Agent, as applicable, and my custodian bank or brokerage firm holder (you should tick the applicable box in (D) below if you agree):
(A)	that I authorize and instruct to submit irrevocable ATOP instructions to DTC for the Old Notes specified herein, with the effect on and, in the case of the Exchange Offer and Consent Solicitation, from the date hereof until the Old Notes are cancelled or the Old Notes are validly withdrawn (i) in the event the Company amends the Exchange Offer and Consent Solicitation in a manner that is materially adverse to holders of Restructured Debt, (ii) as required by applicable law, (iii) in the event the concurso mercantil proceeding of the Company is not filed on or before December 31, 2010, (iv) if the Issue Date (as described in the Statement) does not occur on or before the Outside Consummation Date (as described in the Statement), or (v) the proposed Concurso Plan is amended in a manner that would have a material effect on holders of the Old Notes, and to deliver a Letter of Instructions to the Depositary or the Information and Exchange Agent, as necessary and applicable, to confirm the substance of the information contained in such ATOP or blocking instructions; and

(B)	that I am the relevant beneficial owner(s) or intermediary(ies) of the Old Notes identified herein and have authority

1.	to give the confirmation set out in Section II.A.3 on behalf of myself or the person identified in Section II.A.2 herein in the case of the Tender Offer or in Section III.A.3 on behalf of myself or the person identified in Section III.A.2 herein in the case of the Exchange Offer and Consent Solicitation;

2.	to indicate the aggregate principal amount of Old Notes as required in Section II.A.3 herein in the case of the Tender Offer or in Section III.A.3 herein in the case of the Exchange Offer and Consent Solicitation; and
(C)	that I irrevocably authorize and instruct you
1.	to execute the Letter of Transmittal, the Power of Attorney attached thereto as Schedule I.A., I.B or I.C, as applicable, and the signature page of the Concurso Plan attached thereto as Schedule II;

2.	to produce this Letter of Instructions or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby;

3.	to deliver a copy of this Letter of Instructions to the Depositary or the Information and Exchange Agent, as applicable, for the benefit of the Company and, if applicable, AIV;

4.	to join and adhere to the concurso mercantil petition to be filed by the Company, in accordance with the Statement;

5.	to execute and consent to the Concurso Plan; and
(D)	that, with respect to the Old Notes, I hereby instruct you to (check one)
1.	☐ tender to the Company and AIV with respect to the aggregate principal amount of the Old Notes listed in the boxes in Section II.A.3 entitled “Bid Price for 2012 Notes,” “Bid Price for 2013 Notes” and “Bid Price for 2017 Notes,” as applicable, and instruct that any such Old Notes tendered but not accepted in the Tender Offer be returned to the undersigned;

2.	☐ tender to the Company and AIV with respect to the aggregate principal amount of the Old Notes listed in the boxes in Section II.A.3 entitled “Bid Price for 2012 Notes,” “Bid Price for 2013 Notes” and “Bid Price for 2017 Notes,” as applicable, and, with respect to any Old Notes tendered but not accepted for payment in the Tender Offer, submit to the Company for exchange, join and adhere to the concurso mercantil petition to be filed by the Company and consent to the Concurso Plan with respect to the aggregate principal amount of the Old Notes listed in the boxes in Section II.A.3 entitled “Bid Price for 2012 Notes,” “Bid Price for 2013 Notes” and “Bid Price for 2017 Notes,” as applicable, or;

3.	☐ submit to the Company for exchange, join and adhere to the concurso mercantil petition to be filed by the Company and consent to the Concurso Plan with respect to the aggregate principal amount of the Old Notes listed in Section III.A.3 under the heading “Amounts of Old Notes Exchanged in the Exchange Offer and Consent Solicitation.”

Date authorized	Signature of beneficial owner or duly authorized representative*

STATE OF _____________________________)
                                                                                                         : ss.:
COUNTY OF ___________________________)
          On the ____ day of ____________ in the year 2010 before me, the undersigned, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and he/she acknowledged to me that he/she executed the same, and that he/she made such appearance before the undersigned in the County of ______________, State of ____________.
_________________________
Notary Public
* IMPORTANT: Each Letter of Instructions must, if signed by a duly authorized representative acting , provide the applicable information as set out below.
(a) In the case of a representative acting on behalf of the beneficial owner, provide the following information:
(i) Authority to execute on behalf of the beneficial owner. [_______________]
(ii) Date and place of the document evidencing such authority. [_______________]
(b) In the case of the beneficial owner being an entity different than an individual, provide the following information:
(i) The beneficial owner is a corporation duly organized and legally existing under the laws of [_______________] [Country].
(iii) The main place of business of the beneficial owner is located at [_______________].
(iv) The act of incorporation is dated [_______________] and was granted before [_______________] [or certificate of incorporation stating date of issuance and issuer, as the case may be according to the law of the jurisdiction of incorporation of the beneficial owner] duly recorded with [_________________] in [_______________] on [date] [_______________], [and the certificate of good standing, if the law of the jurisdiction of incorporation of the beneficial owner so provides].
(v) The bylaws of the beneficial owner are dated [_______________] [date] and were executed in [_______________] by [_______________].
(vi) The resolution whereby the signatory is empowered to act on behalf of the beneficial owner to grant this instruction consists of [_______________] (which shall include date and issuer) [_______________].
(c) If the power of attorney or other authorization to the signatory has been granted by the Board of Directors of the beneficial owner, the instrument by which the members of the Board of Directors were appointed must be mentioned in this space, stating the date and place thereof.
[_______________]

Section II. Tender of Old Notes in the Tender Offer
A.1. Payment Instructions
          To be completed if the Tender Offer Consideration is to be issued in the name of the person who submits this Letter of Instructions.

PLEASE SIGN HERE
Dated : _________________________, 2010
Signature(s) :

Print Name(s) :

Address :

(Please include Zip Code)
Telephone Number :

(Please include Area Code)
Tax Identification Number :

(Social Security Number or Employer Identification Number)
My Account Number with You :

A.2. Special Payment Instructions for Tender Offer Consideration
     To be completed in connection with the Tender Offer ONLY if the Old Notes in an aggregate principal amount not tendered or not accepted for payment are to be issued in the name of, or if the payment check for the Tender Offer Consideration (as described in the Statement) is to be issued to the order of, someone other than the person or persons whose signature(s) appears within this Letter of Instructions, or issued to an address different from that shown in the boxes in Section II.A.3 entitled “Bid Price for 2012 Notes,” “Bid Price for 2013 Notes” and “Bid Price for 2017 Notes,” as applicable,” within this Letter of Instructions, or if Old Notes tendered by book-entry transfer that are not accepted for payment are to be credited to an account maintained at the book-entry transfer facility other than the one designated above.

SPECIAL PAYMENT INSTRUCTIONS
Issue (check as applicable): ☐   2012 Notes   ☐   2013 Notes   ☐   2017 Notes
☐   Payment Check(s)
Name :

(Please Print)
Address :

(Please include Zip Code)

Taxpayer Identification Number :

(Social Security Number or Employer Identification Number)
A correct taxpayer identification number must also be provided on IRS Form W-9, if applicable.
☐   Credit unpurchased Old Notes by book-entry to the book-entry transfer facility account set forth below:
DTC Account Number :

Number of Account Party :

A.3. Bid Price
          If your bank, broker, dealer, trust company or other nominee requires you to complete this Letter of Instructions, then you must complete the boxes below entitled “Bid Price for 2012 Notes,” “Bid Price for 2013 Notes” and “Bid Price for 2017 Notes,” as applicable. This means that if you elect to participate, you must specify the minimum Tender Offer Consideration (as described in the Statement) you would be willing to receive in exchange for each $1,000 principal amount of Old Notes you choose to tender in the Tender Offer (the “Bid Price”).
          If fewer than all of the Old Notes owned by you are tendered, you must fill in the aggregate principal amounts of such Old Notes tendered in the fourth column of the boxes in this Section II.A.3 entitled “Bid Price for 2012 Notes,” “Bid Price for 2013 Notes” and “Bid Price for 2017 Notes,” as applicable. The entire aggregate principal amount represented by the Old Notes delivered to the Depositary will be deemed to have been tendered, unless otherwise indicated.
          Indicate in the box below the aggregate principal amount of each series of Old Notes to which this Letter of Transmittal relates, and either (i) specify the Bid Price (in increments of $2.50) within the range of $500 (the “Minimum Bid Price”) and $575 that you would be willing to receive in exchange for each $1,000 principal amount of Old Notes (the “Maximum Bid Price”), or (ii) do not specify a Maximum Bid Price, in which case you will be deemed to have specified the Minimum Bid Price. If the space provided below is inadequate, you should list the principal amount of each series of Old Notes being tendered and the Maximum Bid Price, if any, on a separately executed schedule and affix the schedule to this Letter of Transmittal.

Bid Price for 2012 Notes

NAME AND ADDRESS(ES) OF
HOLDER(S) OR			BID PRICE
NAME OF DTC PARTICIPANT AND DTC	AGGREGATE		AT WHICH
PARTICIPANT’S DTC ACCOUNT NUMBER IN	PRINCIPAL	PRINCIPAL	2012 NOTES
WHICH OLD NOTES ARE HELD	AMOUNT	AMOUNT	ARE BEING
(PLEASE FILL IN, IF BLANK)	REPRESENTED**	TENDERED	TENDERED***

Bid Price for 2013 Notes

NAME AND ADDRESS(ES) OF
HOLDER(S) OR			BID PRICE
NAME OF DTC PARTICIPANT AND DTC	AGGREGATE		AT WHICH
PARTICIPANT’S DTC ACCOUNT NUMBER IN	PRINCIPAL	PRINCIPAL	2013 NOTES
WHICH OLD NOTES ARE HELD	AMOUNT	AMOUNT	ARE BEING
(PLEASE FILL IN, IF BLANK)	REPRESENTED**	TENDERED	TENDERED***

Bid Price for 2017 Notes

NAME AND ADDRESS(ES) OF
HOLDER(S) OR			BID PRICE
NAME OF DTC PARTICIPANT AND DTC	AGGREGATE		AT WHICH
PARTICIPANT’S DTC ACCOUNT NUMBER IN	PRINCIPAL	PRINCIPAL	2017 NOTES
WHICH OLD NOTES ARE HELD	AMOUNT	AMOUNT	ARE BEING
(PLEASE FILL IN, IF BLANK)	REPRESENTED**	TENDERED	TENDERED***

**	Unless otherwise indicated in the column labeled “Principal Amount Tendered” and subject to the terms and conditions of the Statement, you will be deemed to have tendered the entire aggregate principal amount indicated in the column labeled “Aggregate Principal Amount Represented” in respect of that series of Old Notes.

***	Each Bid Price must be in multiples of $2.50 per $1,000 principal amount. If any Bid Price is not submitted in a whole increment of $2.50, such Bid Price will be rounded down to the nearest $2.50 increment. The Bid Price you specify, if any, must be within a range between $2.50 and $2.50 per $1,000 principal amount, and no Old Notes will be accepted outside this range. If you tender Old Notes without specifying a Bid Price, you will be deemed to have selected the Minimum Bid Price in respect of that series of Old Notes.

Section III. Tender of Old Notes in the Exchange Offer and Consent Solicitation
A.1. Payment Instructions
          To be completed if the Note Consent Payment, the Restructuring Cash Payment or the Restructuring Fee is to be issued in the name of the person who submits this Letter of Instructions.

PLEASE SIGN HERE
Dated : _________________________, 2010
Signature(s) :

Print Name(s) :

Address :

(Please include Zip Code)
Telephone Number :

(Please include Area Code)
Tax Identification Number :

(Social Security Number or Employer Identification Number)
My Account Number with You :

A.2. Special Payment Instructions for Note Consent Payment, Restructuring Cash Payment or Restructuring Fee
          To be completed ONLY if the Note Consent Payment, the Restructuring Cash Payment or the Restructuring Fee is to be issued in the name of someone other than the person who submits this Letter of Instructions.

SPECIAL PAYMENT INSTRUCTIONS
Issue (check as applicable): ☐   2012 Notes   ☐   2013 Notes   ☐   2017 Notes
☐   Payment Check(s)
Name :

(Please Print)
Address :

(Please include Zip Code)
Taxpayer Identification Number :

(Social Security Number or Employer Identification Number)

A.3. Amount of Old Notes Exchanged in the Exchange Offer and Consent Solicitation

OLD NOTES	CUSIP	ISIN	AGGREGATE PRINCIPAL AMOUNT
2012 Notes	92851RAC1	US92851RAC16
2013 Notes	92851FAD5	US92851FAD50
2017 Notes	92851RAD9	US92851RAD98
Total Aggregate Principal Amount Submitted for Tender